UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                           --------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                           --------------------------

                                  June 23 2004
                           --------------------------


                             MARCONI CORPORATION PLC

             (Exact name of registrant as specified in its charter)

                           --------------------------



      England and Wales                 33-12430                    xxx
 ----------------------------   ------------------------    -------------------
(State or other jurisdiction    (Commission File Number)      (I.R.S. Employer
     of incorporation)                                       Identification No.)


       New Century Park, PO Box 53,
       Coventry, CV3 1HJ

       ----------------------------------------          ----------
       (Address of principal executive offices)          (Zip Code)


               Registrant's telephone number, including area code:


               ---------------------------------------------------
          (Former name or former address, if changed since last report)



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


Item No. 5     Press release dated 23 June 2004 - New Contract

                                                                Press enquiries:
                 Joanna Scott, tel: 02 9455 3921 email: joanna.scott@marconi.com

                                                              Investor enquiries
           Matthew Brooks tel: 44 24 7656 2249, email matthew.brooks@marconi.com

                                                     Industry Analyst enquiries:
        Skip MacAskill tel: + 44 24 7656 3705; email: skip.macaskill@marconi.com



    TELSTRA AWARDS MARCONI SOLE SUPPLY CONTRACT FOR NEXT-GENERATION TRANSPORT
                                    NETWORK

Marconi's Multiservice Network portfolio will underpin all aspects of Telstra's transport infrastructure, including radio transmission and network management


Sydney, June 23, 2004, Marconi Corporation plc's Australian subsidiary has won a competitive tender to supply Telstra with its transport network equipment.

Under the frame contract, Marconi will provide the carrier's 2.5GB transport network requirements through the provision of SDH, WDM, CWDM, Radio and next-generation SDH requirements (Multi Service Provisioning Platform - MSPP). The enhancements to the Telstra network will cover its access layer, core transport layer, its metropolitan and regional networks, and associated network management systems.

"This is a major win for Marconi and we are delighted to be helping Telstra to continue to expand its core network and migrate to next generation data-enabled platforms," said Marconi Chief Executive Mike Parton. "We believe this win supports Marconi's multi-service next-generation network strategy, offering carriers an evolutionary path to handle the growth in data traffic volumes."

Telstra's Managing Director of Data & Online, Andrew Johnson, said: "The contract with Marconi will enable Telstra to continue to grow and expand its existing SDH and WDM networks, and deploy a greater penetration of next generation SDH features and capabilities.

"This will enable the reduction of the overall network complexity by integrating customer features such as Ethernet and IP capabilities within the current and future transmission network," he said.

"This new contract will provide Telstra with a more efficient transport network by offering better cost efficiency and scale to manage the increasing amount of corporate data traffic," said Marconi Australia Managing Director Paul Butcher.

This contract follows on from Telstra's decision to award Marconi a contract for the supply of 10GB transmission equipment in February 2003.

ENDS/...

About Marconi Corporation plc

Marconi Corporation plc is a global telecommunications equipment, services and solutions company. The company's core business is the provision of innovative and reliable optical networks, broadband routing and switching and broadband access technologies and services. The company's customer base includes many of the world's largest telecommunications operators.

The company is listed on the London Stock Exchange under the symbol MONI. Additional information about Marconi Corporation can be found at www.marconi.com.

Copyright (c) 2004 Marconi Corporation plc. All rights reserved. All brands or product names are trademarks of their respective holders.

This press release contains forward-looking statements with respect to products, partners, customers, future growth and other matters. Please refer to the Form 10-K report filed by Marconi Corporation plc with the United States Securities and Exchange Commission for a discussion of risks that could cause actual results to differ materially from such statements.

About Telstra Corporation Limited

Telstra is Australia's leading telecommunications carrier and a world-class fully integrated, full service provider across wireline, ADSL, HFC, satellite and digital wireless networks and platforms. Telstra has more than 10 million household, business and wholesale customers. Telstra's BigPondTM is Australia's leading ISP. Telstra has the most highly accessed family of internet portals and sites and provides entertainment and multimedia content over its broadband network and through its Pay-TV joint venture, FOXTEL.

Telstra owns and operates one of the most technologically advanced networks, offering end-to-end solutions ranging from broadband, IP, mobile and intelligent network services, to voice and data network hubs, call centres, and advanced multimedia and e-commerce applications. It has business operations in the Asia-Pacific region, North America, the UK and Europe.

Telstra is a top tier global carrier with 2002/03 total sales of A$19.9 billion. Telstra is 50.1 per cent owned by the Commonwealth of Australia and is listed on the Australian, New Zealand and New York Stock Exchanges.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       MARCONI CORPORATION PLC



                                       By:     ____M Skelly____

                                       Name:   M Skelly
                                       Title:  Company Secretary


Date: June 23 2004